Exhibit 3.18

LIMITED LIABILITY COMPANY AGREEMENT

OF

WESTERN REFINING TERMINALS, LLC

A Delaware Limited Liability Company

This Limited Liability Company Agreement, dated as of October 7, 2013 (this “Agreement”), is adopted, executed and agreed to by Western Refining Southwest, Inc., an Arizona corporation (the “Sole Member”).

1. Formation. Western Refining Terminals, LLC (the “Company”) has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”). This Agreement shall be deemed to have become effective upon the formation of the Company

2. Name. The name of the Company is “Western Refining Terminals, LLC”. All Company business shall be conducted in that name or such other names that comply with applicable law as the Member may select from time to time.

3. Principal Office in the United States; Other Offices. The principal office of the Company in the United States shall be located at such place as the Member may designate from time to time, which need not be in the State of Delaware. The Company may have such other offices as the Member may designate from time to time.

4. Term. The Company shall have a perpetual existence, unless and until it is dissolved in accordance with Section 13 below.

5. Registered Office; Registered Agent. The registered office and registered agent of the Company in the State of Delaware shall be as specified in the Certificate or as determined by the Member from time to time in the manner provided by applicable law.

6. Purpose. The purpose of the Company is to engage in any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

7. Member. The “Member” of the Company is the entity set forth on Exhibit A hereto, as such Exhibit A may be amended from time to time.

8. Contributions. Without creating any rights in favor of any third party, the Member may, from time to time, make contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

9. Distributions. The Member shall be entitled to (a) receive 100% of all distributions (including, without limitation, liquidating distributions) made by the Company and (b) enjoy all other rights, benefits and interests in the Company.

10. Management.

a. The management of the Company is fully reserved to the Member, and the Company shall not have “managers” as that term is used in the Act. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Member, who shall make all decisions and each of which shall be authorized to take any and all actions for the Company.

b. The Member may designate one or more other persons to be officers of the Company (each, an “Officer”) to assist in carrying out the Member’s decisions and the day-to-day activities of the Company. Officers are not “managers” as that term is used in the Act. Any Officers who are so designated shall have such titles and authority and perform such duties as the Member may delegate to them. The salaries or other compensation, if any, of the Officers of the Company shall be fixed by the Member. Any Officer may be removed as such, either with or without cause, by the Member and any vacancy occurring in any office of the Company may be filled by the Member. Designation of an Officer shall not of itself create contract rights.

11. Ownership. The Member is the holder of 1,000 Units of the Company representing 100% of the Membership Interests in the Company. “Membership Interest” means the ownership interest (on a percentage basis) of the members in the Company, including, without limitation, rights to distributions, allocations, information, and to consent to or approve. The Member shall have the right to assign all or a portion of such Membership Interests.

12. Pledge of Membership Interests. Any provision to the contrary contained in this Agreement, the Certificate or any agreement to which the Company is a party or otherwise bound notwithstanding, the Membership Interests issued hereunder or covered hereby and all associated rights and powers may be pledged or assigned to any lender or lenders (or an agent therefor) as collateral for the indebtedness, liabilities and obligations of the Company and/or any of its subsidiaries or affiliates to such lender or lenders, and any such pledged or assigned membership interests and all associated rights and powers shall be subject to such lender’s or lenders’ rights under any collateral documentation governing or pertaining to such pledge or assignment. The pledge or assignment of such Membership Interests shall not, except as otherwise may result due to an exercise of rights and remedies under such collateral documentation, cause any member to cease to be a member or to have the power to exercise any rights or powers of a member and, except as provided in such collateral documentation, such lender or lenders shall not have any liability solely as a result of such pledge or assignment. Without limiting the generality of the foregoing, the right of such lender or lenders (or an agent therefor) to enforce and exercise their rights and remedies under such collateral documentation hereby is acknowledged by the Member and any such action taken in accordance therewith shall be valid and effective for all purposes under this Agreement and the Certificate (in each case, regardless of any restrictions or procedures otherwise herein or therein contained) and applicable law (including the Delaware Limited Liability Company Act), and any assignment, sale or other disposition of the Membership Interests by such lender or lenders (or an agent therefor) pursuant to any such collateral documentation in connection with the exercise of any such lender’s or lenders’ rights and powers shall be valid and effective for all purposes, including, without limitation, under Sections 18-702 and 18-704 of the Delaware Act, this Agreement, the Certificate and other applicable law, to transfer all right, title and interest (and rights and powers) of the applicable member to itself or themselves, any other lender or any other person or entity, including a nominee, an agent or a purchaser at a foreclosure (each an “Assignee”) in accordance with such collateral documentation and applicable law (including, without limitation, the rights and powers to participate in the management of the business and the business affairs of the Company, to vote as a “member”, to amend and restate this Agreement, to access information and review the Company’s books and records, to compel dissolution, to share profits and losses, to receive, cause and declare distributions, and to receive allocation of income, gain, loss, deduction, credit or similar items, and all other economic, control and “member status” rights) and such Assignee shall automatically (without further requirements) be a member of the Company with all rights and powers of a member and as a “member” under the Act. No

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such assignment, sale or other disposition shall constitute an event of dissolution or withdrawal under Section 13 or any other provision hereunder or otherwise. Further, no lender or any such Assignee shall be liable for the obligations of any member assignor to make contributions. The Member shall approve all of the foregoing and agree that no further approval, consent, notice or other action shall be required for the exercise of any rights or remedies under such collateral documentation (except as may be expressly provided in such collateral documentation).

13. Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Member may elect. No other event (including, without limitation, an event described in Section 18-801(a)(4) of the Act) will cause the Company to dissolve.

14. Liability.

a. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided herein or by applicable law.

b. The Company shall indemnify and hold harmless (i) any Officers of the Company and (ii) the Members and its respective partners, shareholders, officers, directors, managers, employees, agents and representatives, and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons, in each case, to the fullest extent permitted by applicable law.

15. Amendment. This Agreement may be amended from time to time only by a written consent executed by the members.

16. Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware (excluding its conflict-of-laws rules).

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IN WITNESS WHEREOF, the undersigned, being the Sole Member of the Company, have caused this Agreement to be duly executed as of the date first written above.

SOLE MEMBER:

Western Refining Southwest, Inc.

By:	/s/ Lowry Barfield
Name:	Lowry Barfield
Title:	Senior Vice President – Legal, General Counsel and Secretary

SIGNATURE PAGE TO THE

LIMITED LIABILITY COMPANY AGREEMENT OF

WESTERN REFINING TERMINALS, LLC

EXHIBIT A

MEMBER	UNITS	MEMBERSHIP INTEREST
Western Refining Southwest, Inc.	1,000	100%

EXHIBIT A

Execution Version

FIRST AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT OF

WESTERN REFINING TERMINALS, LLC

This First Amendment (this “Amendment”) to the Limited Liability Company Agreement of Western Refining Terminals, LLC (the “Company”), effective as of October 16, 2013 (the “Effective Date”), is adopted and executed by the undersigned (the “Sole Member”) and the Company in accordance with the terms of the Limited Liability Company Agreement of the Company (the “LLC Agreement”).

RECITALS:

A. Western Refining Southwest, Inc., an Arizona corporation, previously assigned its membership interest in the Company to the Sole Member.

B. The parties hereto desire to amend Exhibit A to the LLC Agreement (“Exhibit A”) as set forth in this Amendment to reflect that the Sole Member owns 100% of the membership interests of the Company.

C. The Sole Member has previously approved the amendment of the LLC Agreement as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein and in the LLC Agreement, the parties hereby agree as follows:

Amendment to Exhibit A. Exhibit A is hereby amended and restated in its entirety as follows:

MEMBER	UNITS	MEMBERSHIP INTEREST
Western Refining Logistics, LP	1,000	100%

Miscellaneous. The provisions of the LLC Agreement shall remain in full force and effect except as expressly amended and modified as set forth in this Amendment. This Amendment is governed by and shall be construed in accordance with the laws of the State of Delaware without regard to the conflicts of law principles of such state. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same document.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Company and the undersigned Sole Member have executed this Agreement effective as of the Effective Date.

COMPANY:

WESTERN REFINING TERMINALS, LLC

By:	/s/ Melissa Buhrig
Name:	Melissa Buhrig
Title:	Vice President, Assistant General Counsel and Assistant Secretary

SOLE MEMBER:

WESTERN REFINING LOGISTICS, LP

By:	Western Refining Logistics GP, LLC, its general partner

By:	/s/ Melissa Buhrig
Name:	Melissa Buhrig
Title:	Vice President, Assistant General Counsel and Assistant Secretary

By:	/s/ Melissa Buhrig
Name:	Melissa Buhrig
Title:	Vice President, Assistant General Counsel and Assistant Secretary

SIGNATURE PAGE TO

FIRST AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

OF WESTERN REFINING TERMINALS, LLC